Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE	Media contact:
January 6, 2015	Bob Varettoni
908-559-6388
robert.a.varettoni@verizon.com

Verizon Reports Sustained Customer Growth and

Migration to 4G in 4Q, With Margins Expected

to Return to Historical Levels in 1Q

             NEW YORK — Verizon Communications Inc. (NYSE, Nasdaq: VZ) announced today that wireless customer growth remained strong throughout fourth-quarter 2014.

       Verizon reported sustained, strong customer demand for 4G smartphones and tablets, as the company drove retail postpaid gross additions that were higher both sequentially and year over year. Customer phone upgrades approached 10 percent, higher than the 9.5 percent previously expected, as upgrade volumes trended higher as December progressed.

       Verizon expects first-quarter 2015 wireless margins to return to historical levels. As previously announced, the company will report that the fourth-quarter impacts of strong customer volumes, together with its promotional offers, put short-term pressure on its wireless

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segment EBITDA and EBITDA service margin (non-GAAP, based on earnings before interest, taxes, depreciation and amortization).

       In fourth-quarter 2014, Verizon maintained a disciplined market approach focused on high-quality customers. Churn was elevated both sequentially and year over year as a result of the highly competitive quarter. The company also focused on accelerating upgrades of high-quality customers to 4G smartphones on its More Everything shared data plans on the nation’s most reliable 4G LTE wireless network.

       In wireline, the company reiterated its commitment to achieve full-year expansion of the wireline segment EBITDA margin (non-GAAP).

       Verizon will report fourth-quarter 2014 results on Jan. 22.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to consumer, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, with more than 106 million retail connections nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers integrated business solutions to customers in more than 150 countries. A Dow 30 company with more than $120 billion in 2013 revenues, Verizon employs a diverse workforce of 178,500. For more information, visit www.verizon.com/news/.

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Forward-Looking Statements

In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,”

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“hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the ability to realize the expected benefits of our transaction with Vodafone in the timeframe expected or at all; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significantly increased levels of indebtedness as a result of the Vodafone transaction; changes in tax laws or treaties, or in their interpretation; adverse conditions in the U.S. and international economies; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; the effects of competition in the markets in which we operate; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; significant increases in benefit plan costs or lower investment returns on plan assets; and the inability to implement our business strategies.